UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)

October 2, 2018

ULTRALIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)

(315) 332-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

In a press release dated October 2, 2018, Ultralife Corporation (NASDAQ: ULBI) announced that it has been awarded a contract valued at approximately $10.9 million to supply Vehicle Amplifier-Adaptors (“VAA’s”) and Mounted Power Amplifiers to Thales Defense & Security, Inc., a global leader in the development, manufacture, and support of combat-proven, software-defined radio equipment.  The VAA system supports the U. S. Army’s Network Modernization initiatives, and when integrated with a specific, advanced handheld radio, provides the soldier with an enhanced range of digital voice and data communications and operational flexibility.   Shipments are planned to commence before the end of 2018 and continue throughout 2019.

Item 9.01     Financial Statements, Pro Forma Financials and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Ultralife Corporation dated October 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE CORPORATION

October 2, 2018	By:	/s/ Philip A. Fain
Chief Financial Officer and Treasurer